Exhibit 32.2
Certification of Chief Financial Officer
of Citizens, Inc. Pursuant to 18 U.S.C. §1350
     I, Larry E. Carson, certify that:
     In connection with the Amended Annual Report on Form 10-K/A of Citizens, Inc. (the “Company”) for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Larry E. Carson, Vice President, Chief Financial officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Larry E. Carson

Name: Larry E. Carson
Title: Vice President and Treasurer
(Chief Financial Officer)
Date: September 14, 2005